UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2005

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33335

Delaware	41-1251159
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry into a Material Definitive Agreement

On October 4, 2005, the Compensation Committee of the Board of Directors approved an amendment to the June 2, 2005 Employment Agreement between Lawson Software, Inc. and Harry Debes, the Company’s Chief Executive Officer, concerning his relocation expenses.  The $150,000 aggregate maximum of reimbursable relocation expenses remains unchanged.  A copy of the amendment is attached as Exhibit 10.34.

Item 8.01                                                 Other Events

On September 29, 2005, Lawson Software, Inc. held a conference call relating to fiscal 2006 first quarter results.  A copy of the portion of the Company’s prepared remarks concerning historical fiscal 2006 first quarter results is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.34    Amendment dated October 4, 2005 to Employment Agreement dated June 2, 2005 between Lawson Software, Inc. and Harry Debes

99.1    The Portions of the Prepared Remarks of Lawson Software delivered on  September 29, 2005 Concerning Historical Fiscal 2006 First Quarter Results

The information in Item 8.01 of this Form 8-K, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: October 5, 2005	By:	/s/ Robert G. Barbieri
Robert G. Barbieri
Executive Vice President and Chief Financial
and Performance Officer